SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549






                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF
                   THE SECURITIES EXCHANGE ACT OF 1934




   Date of Report (Date of earliest event reported):  April 24, 1998


                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY
          (Exact name of registrant as specified in its charter)


     Connecticut                1-6654                   06-0542646
  (State or other             (Commission             (I.R.S. Employer
  jurisdiction of              File Number)            Identification No.)
  incorporation)


    227 Church Street, New Haven, Connecticut              06510
    (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code:  (203)  771-5200


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 5. Other Events.

   On April 24, Southern New England Telecommunications Corporation ("SNET"), parent of the registrant, announced first quarter 1998 normalized net income of $56.4 million versus $50.3 million for first quarter 1997, a 12.1% increase. Normalized diluted earnings per share for first quarter 1998 were $0.83 compared to $0.76 for first quarter 1997.

   Consolidated revenues and sales for the quarter were $527.1 million, up 9.2%.

   The news release providing the announcement is filed as an exhibit hereto and is incorporated herein by reference.


Item 7. Financial Statements, Pro forma Financial
         Information and Exhibits.

    Exhibit 20. News release issued April 24, 1998.

                                SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          THE SOUTHERN NEW ENGLAND
                                          TELEPHONE COMPANY



Dated: April 27, 1998                    By:    /s/Madelyn M. DeMatteo
                                                   Madelyn M. DeMatteo
                                                      Secretary

                THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY

                                 FORM 8-K

                              EXHIBIT INDEX




    Exhibit
     Number

      20    News release issued April 24, 1998.